UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2019

The Blackstone Group L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-33551	20-8875684
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue New York, New York	10154
(Address of principal executive offices)	(Zip Code)

(212) 583-5000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure.

The Blackstone Group L.P. (“Blackstone”) is posting on its website at ir.blackstone.com historical financial information that has been recast to reflect its determination that Distributable Earnings, and not Economic Income, is the measure that senior management uses to assess the performance of its business segments. This change is effective as of and for the three months ended December 31, 2018 with retrospective application to all prior periods presented. Distributable Earnings is intended to show the amount of net realized earnings without the effects of the consolidation of the Blackstone Funds and is used to assess performance and amounts available for distributions to Blackstone unitholders. Blackstone believes Distributable Earnings to be more useful to unitholders than Economic Income or Economic Net Income as a supplement to its results reported in accordance with U.S. GAAP because it better reflects the manner in which Blackstone makes operating decisions, allocates resources and determines its compensation of employees across all its business segments. The information posted at ir.blackstone.com also includes an update to the presentation of Blackstone’s supplemental non-GAAP financial information.

The information included in this Current Report on Form 8-K is being furnished under Item 7.01, “Regulation FD Disclosure” of Form 8-K. As such, the information herein shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2019

The Blackstone Group L.P.
By:	Blackstone Group Management L.L.C.,
its General Partner

By:	/s/ Michael S. Chae
Name:	Michael S. Chae
Title:	Chief Financial Officer

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